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                                                                EXHIBIT 4.17

                                                              APPROVED BY:
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                                                       ORC#           INITIALS
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                                                       PRIMARY ORC #:
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Installment Business Loan Note/Security Agreement




Due February 28, 2002                                              $224,999.98
No. _______________                                       Date: August 31, 1997

PROMISE TO PAY: For value received, the undersigned (the "Borrower") promises to pay to NBD BANK (the "Lender") or order, at any office of the Lender in the State of Michigan, the sum of Two Hundred Twenty-four Thousand Nine Hundred Ninety-Nine and 98/100 DOLLARS ($224,999.98) plus interest computed on the basis of the actual number of days elapsed in a year of 365 days at the rate of:

     1% per annum above the rate in effect on the first day of each month as the "prime" rate of NBD BANK (the "Note Rate"), which is not necessarily the lowest rate charged to any of the Lender's customers, until maturity, whether by acceleration or otherwise, and at the rate of 3% per annum above the Note Rate on overdue principal from the date when due until paid. Any change in the "prime" rate will not change the Note Rate until the first of the month succeeding the change.

In no event shall the interest rate exceed the maximum rate allowed by law; any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.

PAYMENT TERMS: The Borrower will pay this sum: in 54 monthly installments of $4,166.67 plus interest commencing September 30, 1997 until maturity, at which time the balance, plus any accrued interest then unpaid shall be due and payable immediately.

Each payment will be applied first to accrued interest and then to principal.

PREPAYMENT: If a fixed interest rate is specified above, the Borrower may prepay all or any part of the principal balance of this note on one business day's notice provided that, in addition to all principal, interest and costs owing at the time of prepayment, the Borrower pays a prepayment premium equal to the Current Value of (i) the interest that would have accrued on the amount prepaid at the Note Rate, minus (ii) the interest that could accrue on the amount prepaid at the Treasury Rate. In both cases, interest will be calculated from the prepayment date to the maturity dates of the installments being prepaid. Such maturity dates shall be determined by applying the prepayment to the scheduled installments of principal in their inverse order of maturity. "Treasury Rate" means the yield, as of the date of prepayment, on United States Treasury bills, notes or bonds, selected by the Lender in its discretion, having maturities comparable to the scheduled maturities of the installments being prepaid. "Current Value" means the net present value of the dollar amount of the interest to be earned, discounted at the Treasury Rate. In no event shall the prepayment premium be less than zero. The Borrower's notice of its intent to prepay shall be irrevocable. If the balance of this note is accelerated in accordance with the terms of this note, the resulting balance due shall be considered a prepayment due and payable as of the date of acceleration. The Borrower agrees that the prepayment premium is a reasonable estimate of loss and not a penalty. The prepayment premium is payable as liquidated damages for the loss of bargain and its payment shall not in any way reduce, affect or impair any other obligation of the Borrower under this note.

SECURITY AGREEMENT: To secure the payment of this note and any other present or future liability of the Borrower, whether several, joint, or joint and several, the Borrower pledges and grants to the Lender a continuing security interest in the following described property and all of its additions, substitutions, increments, proceeds and products, whether now owned or later acquired ("Collateral"):

1. All securities and other property of the Borrower in the custody, possession or control of the Lender (other than property held by the Lender solely in a fiduciary capacity).
2. All property or securities declared or acknowledged to constitute security for any past, present or future liability of the Borrower to the Lender.
3. All balances of deposit accounts of the Borrower with the Lender.
4. The following additional property: accounts receivable, inventory, machinery and equipment, general intangibles, all now existing or hereafter acquired, wherever located and mortgages on real property located at 5855 Interface Drive and 7232 Jackson Road, Ann Arbor, MI 48103.

LENDER'S RIGHT TO SETOFF: The Lender shall have the right at any time to apply its own debt or liability to the Borrower or to any other party liable on this note in whole or partial payment of this note or other present or future liabilities, without any requirement of mutual maturity.

The Borrower warrants and covenants to the Lender that:
1. The Borrower is or will become the owner of the Collateral free from any liens, encumbrances or security interests, except for this security interest and existing liens disclosed to and accepted by the Lender in writing, and will defend the Collateral against all claims and demands of all persons at any time claiming any interest in it;
2. The Borrower will keep the Collateral free of liens, encumbrances and other security interests, maintain it in good repair, not use it illegally and will exhibit it to the Lender on demand;
3. At its own expense, the Borrower will maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such deductibles and with such companies as may be satisfactory to the Lender. Each insurance policy shall contain a lender's loss payable endorsement satisfactory to the Lender and a prohibition against cancellation or amendment of the policy or removal of the Lender as loss payee without at least 30 days prior written notice to the Lender. In all events, the amounts of such insurance coverages shall conform to prudent business practices and shall be in such minimum amounts that the Borrower will not be deemed a co-insurer.
4. The Borrower will not sell or offer to sell or otherwise transfer the Collateral, nor change the location of the Collateral, without the written consent of the Lender, except in the ordinary course of business;
5. The Borrower will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation;

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6. No financing statement covering all or any part of the Collateral, or any proceeds, is on file in any public office, unless the Lender has approved that filing. At the Lender's request, the Borrower will execute one or more financing statements in form satisfactory to the Lender and will pay the cost of filing them in all public offices wherever filing is deemed by the Lender to be desirable.
7. The Borrower will immediately notify the Lender in writing of any name change or any change in business organization.
8. The Borrower will provide any information the Lender may reasonably request and will permit the Lender upon prior notice, to inspect and copy its books and records during normal business hours.

EVENTS OF DEFAULT/ACCELERATION:  If any of the following events occurs:
1. The Borrower or any guarantor of this note ("Guarantor") fails to pay when due any amount payable under this note or under any agreement or instrument evidencing debt to any creditor;
2. The Borrower or any Guarantor (a) fails to observe or perform any other term of this note; (b) makes any materially incorrect or misleading representation, warranty, or certificate to the Lender; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Lender; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by this note) such that the creditor declares the debt due before its maturity;
3. There is a default under the terms of any loan agreement, mortgage, security agreement, or any other document executed as part of the loan evidenced by this note, or any guaranty of the loan evidenced by this note becomes unenforceable in whole or in part, or any Guarantor fails to promptly perform under its guaranty;
4. A "reportable event" (as defined in the Employee Retirement Income
         Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower;
5. The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due;
6. The Borrower or any Guarantor (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction;
7. A custodian, receiver, or trustee is appointed for the Borrower or any Guarantor or for a substantial part of its assets without the consent of the party against which the appointment is made and is not removed within 60 days after such appointment;
8. Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and such proceedings remain undismissed for 60 days after commencement; or the Borrower or Guarantor consents to the commencement of such proceedings;
9. Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy, or garnishment is issued against any property of the Borrower or any Guarantor;
10.The Borrower or any Guarantor dies;
11.The Borrower or any Guarantor, without the Lender's written consent,
         (a) is dissolved, (b) merges or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of business, (d) leases, purchases or otherwise acquires a material part of the assets of any other corporation or business entity except in the ordinary course of business, or (e) agrees to do any of the foregoing (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Borrower so long as the Borrower is the survivor);
12.The loan-to-value ratio of any pledged securities at any time exceeds N/A%, and such excess continues for five (5) days after notice from the Lender to the Borrower;
13.There is a substantial change in the existing or prospective financial condition of the Borrower or any Guarantor which the Lender in good faith determines to be materially adverse;
14.The Lender in good faith deems itself insecure; then this note shall become due immediately, without notice, at the Lender's option.

REMEDIES: If this note is not paid at maturity, whether by acceleration or otherwise, the Lender shall have all of the rights and remedies provided by any law or agreement. Any requirement of reasonable notice shall be met if the Lender sends the notice to the Borrower at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. The Lender is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee. The Borrower shall be liable for any deficiency remaining after disposition of any Collateral. The Borrower is liable to the Lender for all reasonable costs and expenses of every kind incurred in the making or collection of this note, including, without limitation, reasonable attorneys' fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Lender in any bankruptcy, reorganization, insolvency or other similar proceeding.

REPRESENTATIONS: Each Borrower that is not an individual represents: (a) it is duly organized, existing and in good standing under the laws of the state of its formation; (b) the execution and delivery of this note and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body; (ii) do not contravene the terms of its charter, articles, by-laws or any other document or agreement which governs its affairs, and (iii) do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; and (c) this note is a valid and binding agreement, enforceable according to its terms. Each Borrower further represents that all financial statements and information furnished to the Lender are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates.

WAIVER: Each endorser and any other party liable on this note severally waives demand, presentment, notice of dishonor and protest, and consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or part of the Collateral, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this note. No delay on the part of the Lender in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Lender of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Lender of any default shall be effective unless in writing and signed by the Lender, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

MISCELLANEOUS: The Borrower, if more than one, shall be jointly and severally liable, and the term "Borrower" shall mean any one or more of them. This note shall be binding on the Borrower and its successors, and shall inure to the benefit of the Lender, its successors and assigns. Any reference to the Lender shall include any holder of this note. This note is delivered in the State of Michigan and governed by Michigan law. Section headings are for convenience of reference only and shall not affect the interpretation of this note.

WAIVER OF JURY TRIAL: The Bank and the Borrower knowingly and voluntarily waive any right either of them have to a trial by jury in any

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proceeding (whether sounding in contract or tort) which is in any way connected with this or any related agreement, or the relationship established under them. This provision may only be modified in a written instrument executed by the Bank and the Borrower.

PAYMENT GUARANTEED BY: I.G.K. Industries, Inc.

Signature:                                                  Address:

By:_ George Perrett______________                           7232 Jackson Road
                                                            Ann Arbor, MI 48103
Its:_VP Operations_________________


                                             Date: August 31, 1997

                                             NBD Bank


                                             By:      __Mike Kelly_______
                                             Its:     __1 st VP_________


Address:                                     Borrower: Interface Systems, Inc.

5855 Interface Drive                         By: ___John Ternes________


Ann Arbor, MI 48103
                                             Its: ___VP Finance_____